Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints David R. Weinreb and Grant Herlitz, and each of them, with full power to act and with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact with full power to execute in his or her name and on his or her behalf in his or her capacity as a director or officer or both, as the case may be, of The Howard Hughes Corporation (the “Company”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering shares of the Company’s common stock, par value $0.01 per share, and warrants for sale by certain stockholders of the Company, including post-effective amendments to such registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as the Company’s registration statement on Form S-3 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms that such attorneys-in-fact, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ William Ackman	/s/ R. Scot Sellers
William Ackman	R. Scot Sellers

/s/ Adam Flatto	/s/ Steven Shepsman
Adam Flatto	Steven Shepsman

/s/ Jeffrey Furber	/s/ Burton M. Tansky
Jeffrey Furber	Burton M. Tansky

/s/ Gary Krow	/s/ Mary Ann Tighe
Gary Krow	Mary Ann Tighe

/s/ Allen Model
Allen Model

Dated:  October 17, 2012